Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of LASER Mortgage Management, Inc. on Form 10-K of our dated March 6, 1998 appearing in the Prospectus, which is part of this Registration Statement.

Se also consent to the reference to us under the heading "Experts" in the Prospectus.



/s/ Deloitte & Touche LLP

New York, New York
March 26, 1998